UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:


|X|    Preliminary Proxy Statement
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|_|    Soliciting Material Pursuant to ss.240.14a-12

                      Shenandoah Telecommunications Company
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:


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      |_|   Fee paid previously with preliminary materials. [GRAPHIC OMITTED]

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      |_|   Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date
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

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(4)   Date File

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

                      SHENANDOAH TELECOMMUNICATIONS COMPANY
                                 500 Shentel Way
                            Edinburg, Virginia 22824

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   May 3, 2005

                         ------------------------------

To our shareholders:

      Notice is hereby given that the 2005 annual meeting of shareholders of Shenandoah Telecommunications Company will be held in the auditorium of the Company's offices at 500 Shentel Way, Edinburg, Virginia, on Tuesday, May 3, 2005, at 11:00 a.m., local time, for the following purposes:

      1. to consider and vote upon a proposal to elect three directors to serve until the annual meeting of shareholders in 2008;

      2. to consider and vote upon a proposal to approve the 2005 Shenandoah Telecommunications Company Stock Incentive Plan; and

      3. to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      Only shareholders of record at the close of business on March 22, 2005 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

      All shareholders are cordially invited to attend this meeting. Lunch will be provided.

      Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote, you should complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. No postage is required if the proxy is mailed in the United States. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

                               By Order of the Board of Directors,


                               /s/ Laurence F. Paxton

                               Laurence F. Paxton
                               Secretary

Dated:  April 4, 2005

                      SHENANDOAH TELECOMMUNICATIONS COMPANY
                                 500 Shentel Way
                            Edinburg, Virginia 22824

                         Annual Meeting of Shareholders
                                   May 3, 2005

                             ----------------------
                                 PROXY STATEMENT
                             ----------------------

                               GENERAL INFORMATION

Proxy Solicitation

      This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Shenandoah Telecommunications Company for use at Shenandoah Telecommunications Company's 2005 annual meeting of shareholders to be held in the auditorium of the Company's offices at 500 Shentel Way, Edinburg, Virginia, on Tuesday, May 3, 2005, at 11:00 a.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

      The Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company may solicit proxies by personal interview, telephone, e-mail and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

      A list of shareholders entitled to vote at the annual meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company's offices at 500 Shentel Way, Edinburg, Virginia 22824, and at the time and place of the meeting during the whole time of the meeting.

      This proxy statement and the enclosed proxy card are first being mailed to the Company's shareholders on or about April 4, 2005.

Voting and Revocability of Proxies

      A proxy for use at the annual meeting and a return postage-paid envelope are enclosed.

      Shares of the Company's common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted FOR the election of the three director nominees to the Company's board of directors and FOR approval of the 2005 Shenandoah Telecommunications Company Stock Incentive Plan. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, including a proposal to adjourn or postpone the annual meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the accompanying proxy will vote on such matter in their own discretion.

      A shareholder executing a proxy card may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to the Company's Secretary, by subsequently filing another proxy bearing a later date or by attending the annual meeting and voting in person. Attending the annual meeting will not automatically revoke the shareholder's proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Secretary.

Voting Procedure

      All holders of record of the common stock at the close of business on March 22, 2005 will be eligible to vote at the annual meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such shareholder. As of March 22, 2005, there were 7,644,538 shares of common stock outstanding.

      A majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting, who will determine whether or not a quorum is present. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

      The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

      For Virginia law purposes, the 2005 Shenandoah Telecommunications Company Stock Incentive Plan will be approved if the number of votes cast in favor of approval of the plan exceed the number of votes cast against approval of the plan. Under the rules of the Nasdaq Stock Market, on which the Company's common stock is listed, this proposal must be approved by a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote for Virginia law purposes or for purposes of the rules of the Nasdaq Stock Market.

      Broker-dealers who hold their customers' shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, which under such rules typically include the election of directors, when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers. A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker non-vote will not affect whether any proposal to be acted upon at the annual meeting is approved.

Annual Report to Shareholders

      A copy of the Company's annual report to shareholders for 2004 accompanies this proxy statement. The Company is required to file an annual report on Form 10-K for 2004 with the SEC. Shareholders may obtain, free of charge, a copy of the 2004 Form 10-K, without exhibits, by writing to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Secretary. The annual report on Form 10-K is also available through the Company's website at http://www.shentel.com. The annual report to shareholders and the Form 10-K are not proxy soliciting materials.

Important Notice Regarding Delivery of Shareholder Documents

      If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report to shareholders and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of an annual report to shareholders and proxy statement is known as "householding." If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report to shareholders and proxy statement to your address. If you did not receive an individual copy of our annual report to shareholders or this proxy statement, and wish to do so, the Company will send a copy to you if you address your written request to or call Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary, or call us at 540-984-5200. If you are receiving multiple copies of our annual report to shareholders and proxy statement, you can request householding by contacting our corporate secretary in the same manner.

                               SECURITY OWNERSHIP

      The following table presents, as of March 22, 2005, information based upon the Company's records and filings with the SEC regarding beneficial ownership of the common stock by the following persons:

      o each person known to the Company to be the beneficial owner of more than 5% of the common stock;

      o     each director and each nominee to the board of directors;

      o each executive officer of the Company named in the summary compensation table under the "Executive Compensation" section of this proxy statement; and

      o     all directors and executive officers of the Company as a group.

      As of March 22, 2005, there were 7,644,538 shares of common stock outstanding.

      The information presented below regarding beneficial ownership of the Company's common stock has been presented in accordance with rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be the beneficial owner of any security as to which a person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.


                                                              Amount and
                                                               Nature of
                                                               Beneficial        Percent of
      Name of Beneficial Owner                                 Ownership          Class (%)
      ------------------------                                 ---------          ---------
      Douglas C. Arthur ................................          3,229               *
      Noel M. Borden ...................................         33,886               *
      Ken L. Burch .....................................         90,343             1.18
      Tracy Fitzsimmons.................................            100               *
      Christopher E. French ............................        452,736             5.92
      Grover M. Holler, Jr. ............................        141,472             1.85
      Dale S. Lam.......................................            200               *
      Harold Morrison, Jr. .............................         39,656               *
      Zane Neff ........................................         14,532               *
      William A. Truban, Jr. ...........................          2,508               *
      James E. Zerkel II ...............................          8,996               *
      Earle A. MacKenzie ...............................          5,164               *
      David K. MacDonald ...............................          4,659               *
      William L. Pirtle ................................          6,845               *
      Alan R. Prusak....................................            500               *
      All directors, nominees and executive officers as
          a group (20 persons) .........................        820,513            10.71
      -----------------------------
      *Less than 1%.

      The percentage of beneficial ownership as to any person as of March 22, 2005 is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of March 22, 2005 plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the Company's common stock listed in the table have sole voting and investment power with respect to the shares shown.

      The shares of common stock shown as beneficially owned by Mr. Arthur include 350 shares of common stock owned of record by his spouse. Mr. Arthur disclaims beneficial ownership of such shares.

      The shares of common stock shown as beneficially owned by Mr. Borden include 4,000 shares of common stock owned of record by his spouse. Mr. Borden disclaims beneficial ownership of such shares.

      The shares of common stock shown as beneficially owned by Mr. Burch include 189 shares of common stock owned of record by his spouse. Mr. Burch disclaims beneficial ownership of such shares.

      The shares of common stock shown as beneficially owned by Mr. French include 9,746 shares of common stock owned of record by his spouse, 200,251 shares owned of record by 14 trusts for benefit of Mr. French's minor children and other family members for which Mr. French serves as trustee, 186,000 shares owned of record by a limited liability company of which Mr. French is the managing director, and options exercisable within 60 days of March 22, 2005 to purchase 5,251 shares of common stock. Mr. French disclaims beneficial ownership of the shares owned of record by his spouse. Mr. French's address is c/o Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824.

      The shares of common stock shown as beneficially owned by Mr. Holler include 70,720 shares of common stock owned of record by his spouse. Mr. Holler disclaims beneficial ownership of such shares.

      The shares of common stock shown as beneficially owned by Mr. Morrison include 22,424 shares of common stock owned of record by a trust for benefit of his spouse, for which Mr. Morrison serves as trustee.

      The shares of common stock shown as beneficially owned by Mr. Truban, include 1,508 shares of common stock owned of record by a family LLC, of which Mr. Truban is a voting member.

      The shares of common stock shown as beneficially owned by Mr. MacKenzie include 1,633 shares of common stock owned of record by his spouse. Mr. MacKenzie disclaims beneficial ownership of such shares.

      The shares of common stock shown as beneficially owned by Mr. MacDonald include options exercisable within 60 days of March 22, 2005 to purchase 3,043 shares of common stock.

      The shares of common stock shown as beneficially owned by Mr. Pirtle include options exercisable within 60 days of March 22, 2005 to purchase 3,262 shares of common stock.

      The shares of common stock shown as beneficially owned by Mr. Prusak do not include any options exercisable within 60 days of March 22, 2005 to purchase shares of common stock.

      The shares of common stock shown as beneficially owned by all directors and executive officers as a group includes options exercisable within 60 days of March 22, 2005 to purchase 17,688 shares of common stock.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)

Nominees for Election as Directors

      The Company's certificate of incorporation provides that the board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of shareholders in 2006 and at the annual meeting of shareholders in 2007, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

      Douglas C. Arthur, Tracy Fitzsimmons and William A. Truban, Jr. have been nominated for election to the class with a three-year term that will expire at the annual meeting of shareholders in 2008. Mr. Arthur is an incumbent who has served on the board of directors since 1997.

      Dr. Fitzsimmons and Mr. Truban have been nominated to fill the vacancies created by the retirement of Harold Morrison, Jr. and Zane Neff as directors. Mr. Morrison and Mr. Neff, whose terms of office will expire at the 2005 annual meeting, are not eligible to stand for re-election as directors under the board's mandatory retirement policy. All three nominees were nominated for election by the board of directors and recommended for nomination by the nominating committee, which consists of Mr. Arthur, Grover M. Holler, Jr. and James E. Zerkel II.

Approval of Nominees

      Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR the election of each of the nominees. In the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

      The board of directors unanimously recommends that the shareholders of the Company vote FOR the election of the nominees to serve as directors.

Information About Nominees and Continuing Directors

      Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

           Nominees for Election for Three-Year Term Expiring in 2008

                                                             Director
               Name                             Age            Since
               ----                             ---          ---------

               Douglas C. Arthur                62              1997

               Tracy Fitzsimmons                38               --

               William A. Truban, Jr.           39               --

      Douglas C. Arthur has been an attorney-at-law since 1967, and currently maintains his legal practice in Strasburg, Virginia. He is a member of the Board of Directors of First National Corporation and a member of the Shenandoah County School Board.

      Tracy Fitzsimmons has served as Vice President for Academic Affairs of Shenandoah University, Winchester, Virginia since July 2002. She previously held the position of Dean of the College of Arts and Sciences from July 2001 to June 2002. From August 1995 to June 2001, Dr. Fitzsimmons served as Associate Professor of Government and Chair of the College of Arts & Sciences Faculty, as well as President of the Academic Assembly, at the University of Redlands, Redlands, California. Dr. Fitzsimmons also currently serves as a professor of political science at Shenandoah University. Dr. Fitzsimmons received a PhD degree from Stanford University and a B.A. degree from Princeton University.

      William A. Truban, Jr. has been an attorney-at-law since 1991. Mr. Truban is a member of the law firm of Owen and Truban, PLC, which is located in Winchester, Virginia. Mr. Truban's area of legal practice include tax, business and estate planning.

                      Directors Whose Terms Expire in 2006

                                                               Director
          Name                                 Age              Since
          ----                                 ---            ---------

          Noel M. Borden                        68               1972

          Ken L. Burch                          60               1995

          Grover M. Holler, Jr.                 84               1952

      Noel M. Borden is Vice Chairman of the Board of the Company. Mr. Borden is retired. Prior to his retirement in 2001, Mr. Borden served as President of H.
L. Borden Lumber Company, a retail building materials firm located in Strasburg, Virginia. He also serves as Chairman and Director of First National Corporation.

      Ken L. Burch is a farmer who operates a farm located in Shenandoah Caverns, Virginia.

      Grover M. Holler, Jr. has served as President of Valley View, Inc., a real estate development company in Shenandoah County, Virginia, since 1964.

                      Directors Whose Terms Expire in 2007

                                                               Director
          Name                                  Age              Since
          ----                                  ---              -----

          Christopher E. French                 47               1996

          Dale S. Lam                           42               2004

          James E. Zerkel II                    60               1985

      Christopher E. French has served as President and Chief Executive Officer of the Company and its subsidiaries since 1988. Prior to his appointment as President, he held a variety of positions with the Company, including Executive Vice President and Vice President-Network Service. Mr. French also serves on the Board of Directors of First National Corporation.

      Dale S. Lam has served as Chief Financial Officer and member of the Board of Directors of ComSonics, Inc., a cable television equipment manufacturer and repair operation located in Harrisonburg, Virginia, since April 2001. He is also a Certified Public Accountant. From December 1997 to March 2001, Mr. Lam served in a variety of positions with WLR Foods, Inc., a publicly traded poultry processor, including Controller, Chief Financial Officer and Vice President of Finance.

      James E. Zerkel II has served as Vice President of James E. Zerkel, Inc., a hardware firm located in Mt. Jackson, Virginia, since 1970. Mr. Zerkel also serves on the Board of Directors of the Shenandoah Valley Electric Cooperative.

Board of Directors and Committees of the Board of Directors

      The board of directors has determined that each of the following incumbent directors and director nominees identified below is or (in the case of such nominee) will be an "independent director" as that term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD"):

                  Douglas C. Arthur
                  Ken L. Burch
                  Tracy Fitzsimmons (nominee)
                  Grover M. Holler, Jr.
                  Dale S. Lam
                  William A. Truban, Jr. (nominee)
                  James E. Zerkel II

      The board of directors welcomes communications from its shareholders, and has adopted a procedure for receiving and addressing those communications. Shareholders may send written communications to either the full board of directors or the non-management directors as a group by writing to the board of directors or the non-management directors at the following address: Board of Directors/Non-Management Directors, Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attn: Secretary. Communications by e-mail should be addressed to corpsec@shentel.net and marked "Attention: Corporate Secretary" in the "Subject" field. The Secretary will review and forward all shareholder communications to the intended recipient, except for those shareholder communications that are outside the scope of board matters or duplicative of other communications by the applicable shareholder previously forwarded to the intended recipient.

      The board of directors held 15 meetings during 2004. During 2004, each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and of each committee of the board of directors on which such director served.

      All of the Company's nine directors attended the Company's annual meeting of shareholders in 2004. The board of directors has adopted a policy that all directors should attend the annual meeting of shareholders.

      The board of directors currently has a standing audit committee, a standing personnel committee, and a standing nominating committee.

      The audit committee, which held 11 meetings during 2004, consists of Mr. Holler, who is the Chairman, Mr. Arthur, Mr. Lam, and Mr. Zerkel. The board of directors has determined that each current audit committee member meets the independence requirements applicable to audit committee members under the Marketplace Rules of the NASD and rules of the SEC. The board of directors has determined that Mr. Lam is an "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, and is independent of management. The audit committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing the Company's independent auditors, pre-approving all audit and non-audit services by the independent auditors, reviewing the scope of the audit plan and the results of each audit with management and the independent auditors, reviewing the adequacy of the Company's system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company's annual and quarterly reports filed with the SEC, and exercising oversight with respect to the Company's code of conduct and other policies and procedures regarding adherence with legal requirements. The audit committee's duties are set forth in the committee's charter, which was last amended on February 9, 2004. A copy of the charter is available on the Company's website at www.shentel.com.

      The personnel committee, which held three meetings during 2004, consists of Mr. Borden, who is the Chairman, Mr. Morrison and Mr. Zerkel. Neither Mr. Borden nor Mr. Morrison is an "independent director" as that term is defined in Marketplace Rule 4200(a)(15) of the NASD. The personnel committee is responsible, among its other duties, for considering and making recommendations to the board of directors with respect to programs for human resource development and management organization and succession, for considering and making recommendations to the board of directors with respect to compensation matters and policies and the Company's employee benefit and incentive plans, including the Company's Stock Incentive Plan, and for administering such plans. In accordance with the Marketplace Rules of the NASD, the compensation of the chief executive officer and the Company's other executive officers is determined by the board of directors upon the recommendation of a majority of the directors who meet the independence requirements prescribed by the Marketplace Rules of the NASD.

      The nominating committee, which held five meetings during 2004, consists of Douglas C. Arthur, who is the Chairman, Grover M. Holler, Jr. and James E. Zerkel II, all of whom meet the independence requirements prescribed by the Marketplace Rules of the NASD. The committee is responsible for recommending candidates for election to the board of directors for approval and nomination by the board of directors. The committee is also responsible for making recommendations to the board of directors or otherwise acting with respect to corporate governance matters, including board size and membership qualifications, new director orientation, committee structure and membership, non-employee director compensation, communications with shareholders, and board and committee self-evaluations. The charter of the nominating committee is available on the Company's website at www.shentel.com.

Director Nomination Process

      The board of directors has, by resolution, adopted a director nominations policy. The purpose of the nominations policy is to describe the process by which candidates for possible inclusion in the Company's recommended slate of director nominees are selected. The nominations policy is administered by the nominating committee of the board of directors.

      The board of directors does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the board of directors, the nominating committee will take into account the Company's current needs and the qualities needed for board service, including experience and achievement in business, finance, technology or other areas relevant to the Company's activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and NASD Marketplace Rules; service on other boards of directors; sufficient time to devote to board matters; and ability to work effectively and collegially with other board members. In the case of incumbent directors whose terms of office are set to expire, the nominating committee will review such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. For those potential new director candidates who appear upon first consideration to meet the board's selection criteria, the nominating committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

      The nominating committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company's advisors, and executive search firms. The nominating committee will consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of shareholders, the nominating committee will consider any written recommendations of director candidates by shareholders received by the Secretary of the Company not later than 120 days before the anniversary of the previous year's annual meeting of shareholders. Recommendations must include the candidate's name and contact information and a statement of the candidate's background and qualifications, and must be mailed to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attn: Secretary.

      The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of the Company's director nominations process. The nominating committee intends to review the nominations policy at least annually and anticipates that modifications may be necessary from time to time as the Company's needs and circumstances evolve, and as applicable legal or listing standards change. The nominating committee may amend the nominations policy at any time, in which case the most current version will be available on the Company's website at www.shentel.com.

Director Compensation

      Directors who are not employees of the Company receive a cash fee of $1,000 per month and a cash fee of $800 for each board of directors meeting attended. Committee members are paid cash fees of $200 for each committee meeting attended in person or $100 for each committee meeting in which they participate by conference call when such meetings are not held in conjunction with a board of directors meeting. The Company pays its non-employee directors these fees in arrears on a monthly basis. All directors are reimbursed for the out-of-pocket expenses they incur in attending director education programs.

                             EXECUTIVE COMPENSATION

         The following table shows information about the compensation paid to the Company's Chief Executive Officer, who is the President, and to each of the Company's four other most highly compensated executive officers for fiscal 2004. The officers listed in the table are referred to in this proxy statement as the "named executive officers."

                           Summary Compensation Table

                                                            Annual                Long Term
                                                        Compensation (1)         Compensation
                                                  ---------------------------  -----------------
                                                                                  Securities           All Other
                                         Fiscal                                   Underlying          Compensation
Name and Principal Position               Year      Salary ($)     Bonus ($)     Options (#) (2)        ($) (3)
--------------------------------------  --------  -------------   -----------  -----------------     --------------
Christopher E. French ................    2004        254,082       70,857            1,798              13,655
President                                 2003        223,572       39,610            1,628               9,462
                                          2002        200,873       34,419            1,494              10,554

Earle A. MacKenzie (4) ...............    2004        195,145       45,903               --              11,873
Executive Vice President                  2003        200,941       14,602           20,000               3,136
    and Chief Financial Officer           2002            --            --               --                  --

David K. MacDonald ...................    2004        146,907       32,050            1,067               9,959
Vice President, Operations                2003        131,317       16,006              972               8,826
                                          2002        118,064       13,957              856               8,091

William L. Pirtle ....................    2004        148,870       29,995            1,089               9,669
Vice President, Sales                     2003        133,812       15,917              994               8,564
                                          2002        121,823       13,568              928               7,870

Alan R. Prusak (5) ...................    2004        182,907       15,988           10,000               2,646
Vice President, Technology                2003             --           --               --                  --
                                          2002             --           --               --                  --

---------------------------------------

(1) In accordance with SEC rules, information about other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officers.

(2)   The options were granted under the Stock Incentive Plan.

(3) The amounts shown in the "All Other Compensation" column consist of amounts contributed by the Company under its 401(k) plan and its Flexible Benefits Plan, each of which is available to all regular Company employees. The amounts include the following: (a) for Mr. French, $7,652 in 2004, $4,584 in 2003 and $6,052 in 2002 in matching contributions to the Company's 401(k) Plan; and $6,003 in 2004, $4,878 in 2003 and $4,502
      in 2002 in employer contributions to the Company's Flexible Benefits Plan;
      (b) for Mr. MacKenzie, $2,769 in matching contributions to the Company's 401(k) Plan in 2004; and $6,914 in 2004 and $3,136 in 2003 in employer contributions to the Company's Flexible Benefits Plan; (c) for Mr. MacDonald, $4,407 in 2004, $4,002 in 2003 and $3,646 in 2002 in matching contributions to the Company's 401(k) Plan; and $5,552 in 2004, $4,824 in 2003 and $4,445 in 2002 in employer contributions to the Company's Flexible Benefits Plan; (d) for Mr. Pirtle, $4,478 in 2004, $4,081 in 2003 and $3,727 in 2002 in matching contributions to the Company's 401(k) Plan; and $5,191 in 2004, $4,483 in 2003 and $4,143 in 2002 in employer contributions to the Company's Flexible Benefits Plan; and (e) for Mr. Prusak, $2,646 in employer contributions to the Company's Flexible Benefits Plan in 2004.

(4) Mr. MacKenzie was appointed as Executive Vice President and Chief Financial Officer on June 2, 2003. He received a one-time signing bonus, which included a relocation assistance payment, of $100,000, which is set forth in the 2003 amount in the "Salary" column above.

(5) Mr. Prusak was appointed as Vice President, Technology on April 26, 2004. He received a one-time signing bonus, which included a relocation assistance payment, of $75,000, which is set forth in the "Salary" column above.

Stock Option Grants in 2004

      The following table sets forth information concerning all stock options granted in 2004 to the named executive officers.

                                                  Individual Grants
                             ---------------------------------------------------------------

                                             Percentage of                                      Potential Realizable Value
                                                 Total                                            at Assumed Annual Rates
                               Number           Options                                               of Stock Price
                              of Shares         Granted                                           Appreciation for Option
                              Underlying      to Employees        Exercise                               Term (4)
                               Options       in Fiscal Year        Price         Expiration     --------------------------
          Name                Granted (1)         (%)             ($/Share)         Date          5% (5)        10% (5)
------------------------     ------------    --------------     ------------    ------------    -----------    -----------
Christopher E. French ..       1,798 (2)          1.7              $24.25         3/8/2009        $12,046        26,619
Earle A. MacKenzie .....          --               --                  --               --             --            --
David K. MacDonald .....       1,067 (2)          1.0               24.25         3/8/2009          7,149        15,797
William L. Pirtle ......       1,089 (2)          1.0               24.25         3/8/2008          7,296        16,123
Alan R. Prusak..........      10,000 (3)          9.2               25.64        5/10/2011        104,381       243,251

-------------------------
(1) All options granted to the named executive officers were granted under the Stock Incentive Plan and are exercisable for shares of common stock. These options include an equal number of Tandem Stock Appreciation Rights (SARs) allowing the holder, upon exercise of the related option, to receive a payment in either cash or shares based on the excess of the fair market value of a share on the date of settlement over the exercise price of the option.

(2) These options will vest with respect to one-half of the shares subject to the option on each of the first and second anniversaries of the date of grant.

(3) These options will vest with respect to one-fourth of the shares subject to the option on each of the third, fourth, fifth and sixth anniversaries of the date of grant.

(4) The term of each option may not exceed five years for all named executive officers except Mr. Prusak, whose option term may not exceed seven years.

(5) The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the option, assuming that the shares appreciate in value from the option grant date compounded annually until the end of the option term at the rate specified, 5% or 10%, and that the option is exercised and sold on the last day of the option term for the appreciated share price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the SEC and do not represent the Company's estimate or projection of future prices of the shares. There is no assurance provided to any named executive officer or any other holder of common stock that the actual stock price appreciation over the term of the applicable options will be at the assumed 5% and 10% levels or at any other defined level.

Stock Option Exercises in 2004

         The following table sets forth information concerning all stock options exercised during fiscal 2004 and unexercised stock options held at the end of that fiscal year by the named executive officers.

                                  Shares                     Number of Securities
                                Acquired on     Value       Underlying Unexercised         Value of Unexercised
                                  Exercise     Realized      Options/SARs at Fiscal     In-the-Money Options/SARs at
          Name                      (#)          ($)              Year-End (#)             Fiscal Year-End ($)(1)
------------------------        -----------   ----------  ----------------------------  ----------------------------
                                                          Exercisable    Unexercisable   Exercisable   Unexercisable
                                                          -----------    -------------   -----------   -------------
Christopher E. French ..           1,146        10,641       3,538           2,612          45,630         19,996
Earle A. MacKenzie .....              --            --          --          20,000              --        158,800
David K. MacDonald......             634         6,844       2,024           1,553          26,057         11,902
William L. Pirtle ......           1,538        21,195       2,221           1,586          28,693         12,159
Alan R. Prusak..........              --            --          --          10,000              --         43,100

-------------------------

(1) Represents the difference between the exercise price and the $29.95 closing price of the common stock on the Nasdaq Stock Market on December 31, 2004, which was the last trading day in fiscal 2004.

Equity Compensation Plan Information

      The following table sets forth the following information as of December 31, 2004 for (1) all compensation plans previously approved by the Company's shareholders and (2) all compensation plans not previously approved by the Company's shareholders:

      o number of securities to be issued upon the exercise of outstanding options, warrants and rights;

      o the weighted average exercise price of such outstanding options, warrants and rights; and

      o other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

                                                                                              Number of securities remaining
                                       Number of securities to be     Weighted average         available for future issuance
                                        issued upon exercise of       exercise price of          under equity compensation
                                          outstanding options,       outstanding options,       plans (excluding securities
                                          warrants and rights        warrants and rights          reflected in column (a))
Plan category                                      (a)                       (b)                             (c)
------------------------------------   --------------------------   ---------------------     ------------------------------
Equity compensation plans
    approved by security holders (1)             238,811                  $ 21.96                        122,610
Equity compensation plans not
    approved by security holders                      --                       --                             --
Total                                            238,811                   $21.96                        122,610

-----------------
(1) The Stock Incentive Plan was the Company's sole equity compensation plan as of December 31, 2004.

Pension Plans

      The Company's executive officers participate in the Company's Retirement Plan, a noncontributory defined benefit pension plan that is qualified under
Section 401 of the Internal Revenue Code, and the Supplemental Executive Retirement Plan, an unfunded, nonqualified plan. The annual pension benefit under the plans, taken together, is largely determined by the years of service multiplied by a percentage of the participant's final earnings.

      The following table illustrates the approximate annual benefits payable at retirement at age 65 under these two retirement plans to the individuals named in the Summary Compensation Table above in specified compensation and years-of-service classifications. The amounts shown were calculated on a straight-life basis assuming the employee retires in 2005.

                                     Estimated Annual Pension
                                     Years of Credited Service
         Final        ----------------------------------------------------------
        Earnings         15               25              35               45
      -----------       ----             ----            ----             ----
        100,000         27,512          36,837           45,654          48,554
        150,000         52,512          60,012           75,012          82,512
        200,000         77,512          87,512          107,512         117,512
        250,000        102,512         115,012          140,012         152,512
        300,000        127,512         142,512          172,512         187,512
        350,000        152,512         170,012          205,012         222,512
        400,000        177,512         197,512          237,512         257,512
        450,000        202,512         225,012          270,012         292,512
        500,000        227,512         252,512          302,512         327,512
        550,000        252,512         280,012          335,012         362,512
        600,000        277,512         307,512          367,512         397,512

      Final earnings consist of total earnings, including bonuses. The credited years of service as of January 1, 2005, were as follows: Christopher French-23 years; Earle MacKenzie-2 years; David MacDonald-9 years; William Pirtle-12 years; and Alan R. Prusak-1 year.

Supplemental Executive Retirement Plan

      Effective May 12, 2003, the board of directors adopted a nonqualified supplemental executive retirement plan, or SERP, for selected key employees who are participants in the Retirement Plan. The purpose of the SERP is to provide retirement benefits in addition to those provided under the Retirement Plan. The SERP is intended to be a plan that is unfunded and maintained primarily for the purpose of providing additional retirement benefits for a "select group of management or highly compensated employees" (as such phrase is used in the Employee Retirement Income Security Act of 1974). The SERP must be administered and construed in a manner that is consistent with that intent. Accordingly, the Company makes no contribution to the SERP, but records an expense for an associated net periodic pension cost which includes service, interest and prior service components. All named executive officers have been selected by the board of directors to participate in the SERP.

      Under the terms of the SERP, the normal form of benefits for executives completing at least ten years of service, is a monthly benefit for the life of the executive determined as follows: 50% for executives with 20 years or less of credited service, which is increased by 1% for each additional year of credited service up to a maximum of 70% with 40 years, times the executive's final annual earnings, less the accrued monthly benefit payable at age 65 to the executive under the Retirement Plan on that date, less the executive's estimated monthly Primary Social Security Benefit payable at age 65.

            Report of Independent Directors on Executive Compensation

      In accordance with the Marketplace Rules of the NASD, all components of compensation for the Company's chief executive officer and other executive officers are determined by the board of directors upon the recommendation of a majority of the Company's directors who meet the independence requirements prescribed by those rules. The Company's independent directors offer this report regarding the executive compensation policy and compensation program in effect for 2004 for the

Company's chief executive officer, who is the president, and the Company's other executive officers. This report, as well as the performance graph in this proxy statement, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

      Compensation Policy. The overall goal of the independent directors is to develop compensation policies and practices that support the attainment of the Company's strategic business objectives. The independent directors review industry compensation surveys and compensation data from public filings by other publicly held companies in the Company's industry and market region, and in past years has used the services of independent executive compensation consultants in developing and evaluating compensation plans to achieve these objectives.

      The independent directors compare executive compensation levels for the chief executive officer and the Company's other executive officers to the compensation of executives employed by companies considered to be in the Company's peer group. These peer group companies are smaller than many of the companies included in the indices used for the shareholder return performance graph, which include some much larger publicly traded companies. In reviewing the chief executive officer's compensation, the independent directors consider, in addition to the factors described below, the chief executive officer's individual contribution to the Company's performance and his efforts to manage the Company's long-term growth. The independent directors also compare the Company's short-term and long-term results to the performance of comparable companies.

      The Company's executive compensation program includes a base salary, annual cash bonuses and long-term incentive compensation in the form of stock option awards. Overall, these programs are intended to link executive compensation to the Company's performance. The independent directors believe that a portion of cash compensation should be tied to performance-based objectives. To encourage equity ownership by the Company's executives and to link executive compensation with increases in shareholder value, the compensation policy provides that a portion of total executive compensation will be in the form of periodic stock option awards.

      Base Salary. Base salaries of the Company's executive officers are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the executive, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at public companies considered to be in the Company's peer group. Base salaries for executive officers are reviewed annually by the independent directors based upon, among other things, individual performance and responsibilities.

      Annual Cash Bonuses. The Company pays annual cash bonuses to the executive officers under a cash incentive plan. Under the cash incentive plan, each participant is assigned a "target bonus" expressed as a percentage of the participant's regular salary. For 2004, the target bonus for the chief executive officer of the Company was 30% of salary paid, the target bonus for the executive vice president of the Company was 25% of salary paid, and the target bonus for other executive officers was 20% of salary paid. The maximum cash bonus payable to any executive officer in any fiscal year could be up to 200% of the target bonus. Of the bonus amount payable to executive officers, 60% is based on the achievement of company-wide performance goals relating to net income and service measures (which included customer turnover or "churn," bad debt expense and service complaints) and 40% upon individual objectives established by management and, in the case of the chief executive officer and chief financial officer, the independent directors. Individual objectives for other executive officers included goals relating to Sarbanes-Oxley compliance; sales, revenue and customer growth; and deployment of new technologies and services.


      Based upon the achievement of the company-wide performance goals for 2004 and evaluation by the independent directors, the independent directors recommended for approval annual bonuses for the chief executive officer and the chief financial officer of 94% of their target bonuses. Annual cash bonuses for 2004 for the other executive officers ranged from 74% to 124% of their target bonuses.

      Long-Term Incentive Compensation. Stock option awards under the Stock Incentive Plan are based on a formula that takes into account each executive's annual cash compensation. The independent directors in 2004 recommended for approval the grant of stock options under the Stock Incentive Plan for 1,798 shares of common stock to the chief executive officer and for a total of 51,039 shares of common stock to the executive officers in the aggregate, including the chief executive officer. In addition, the independent directors in 2004 recommended for approval special grants of stock options to four executive officers of 45,000 shares under the Stock Incentive Plan as part of their compensation packages awarded upon commencement of their employment with the Company. The grant of stock options to the chief executive officer and the other executive officers in 2004 were based on an assessment of both the past contributions of the executive officers and their anticipated role in increasing shareholder value.

      All stock options granted to executive officers in 2004 were qualified stock options with an exercise price that was equal to the fair market value of the Company's common stock on the date of grant. The options increase in value only to the extent of appreciation in the common stock, thereby providing a clear link to enhancement of shareholder value. To emphasize the long-term incentive provided by these stock options, the formula-based options are not fully exercisable until two years after the date of the grant, and remain exercisable until the fifth anniversary date of the grant, and the special grants are not fully exercisable until six years after the date of the grant, and remain exercisable until the seventh anniversary date of the grant.

      Potential Effect of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986 generally sets a limit of $1 million on the amount of compensation paid to executive employees (other than enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly traded company. The compensation levels of the Company's executive employees have been below that limit. In the event executive employee compensation approaches the limit, the policy of the independent directors will be to seek to qualify executive compensation for deductibility to the extent that such a policy is consistent with the Company's overall objectives and executive compensation policy. The independent directors believe that no compensation for 2004 is at risk of not being fully deductible.

                                        Respectfully submitted,


                                        Douglas C. Arthur
                                        Ken L. Burch
                                        Grover M. Holler, Jr.
                                        Dale S. Lam
                                        James E. Zerkel II

Compensation Committee Interlocks and Insider Participation

      The Company's directors who meet the independence requirements prescribed by the Marketplace Rules of the NASD recommend to the board of directors for determination all components of compensation for the Company's chief executive officer and other executive officers. There are no interlock relationships as defined in the applicable SEC rules.

Related Party Transactions

      On November 30, 2004, the Company acquired the 83.9% of the outstanding equity interests of NTC Communications, LLC that it did not previously own pursuant to an Interest Purchase Agreement dated November 30, 2004 with NTC Communications, LLC and certain holders of NTC interests. Mr. French, Mr. Morrison and an investment entity owned by members of the French family, owned approximately 0.35%, 0.18% and 1.66%, respectively, of interests in NTC Communications, LLC and were paid $34,577, $17,324, and $182,951, respectively, for their interests.

Shareholder Return Performance Graph

      The following graph and table show the cumulative total shareholder return on the Company's common stock compared to the Nasdaq U.S. Index, the Nasdaq Telecommunications Index and the S&P Integrated Telecommunications Services Index for the periods between December 31, 1999 and December 31, 2004, which was the last trading day in 2004. The S&P Integrated Telecommunications Services Index is composed of the following public companies: Alltel Corporation; AT&T Corporation; BellSouth Corporation; CenturyTel, Inc.; Qwest Communications International Inc.; SBC Communications Inc.; Sprint FON Group; and, Verizon Communications. This is the first year in which the Company is using the Nasdaq Telecommunications Index. The Company has determined that, starting with the proxy statement for the next annual meeting of shareholders, it will use the Nasdaq Telecommunications Index instead of the S&P Integrated Telecommunications Services Index. Unlike the S&P Integrated Telecommunications Services Index, which consists solely of the eight large telecommunications companies named above, the Nasdaq Telecommunications Index includes over 240 companies, which represent a wider mix of telecommunications service and equipment providers and also includes other Sprint affiliates and smaller carriers that offer similar products and serve similar markets. The graph assumes $100 was invested on December 31, 1999 in (1) the Company's common stock, (2) the Nasdaq U.S. Index
(3) the Nasdaq Telecommunications index and (4) the S&P Integrated Telecommunications Services Index, and, that all dividends were reinvested and market capitalization weighting as of December 31, 2000, 2001, 2002, 2003, and 2004.

                      Comparison of Cumulative Total Return
         Among Shenandoah Telecommunications Company, Nasdaq U.S. Index,
                         Nasdaq Telecommunications and
                S&P Integrated Telecommunications Services Index

[THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

  ------------------------------------------------------------------------------------------------------------------
                                                              1999      2000     2001      2002     2003     2004
  ------------------------------------------------------------------------------------------------------------------
  Shenandoah Telecommunications Company                       100       97       121       152      163      192
  Nasdaq U.S. Index                                           100       60        48       33        49       54
  Nasdaq Telecommunications Index                             100       43        28       13        22       23
  S&P Integrated Telecommunication Services Index             100       64        58       41        41       46
  ------------------------------------------------------------------------------------------------------------------

                       PROPOSAL TO APPROVE 2005 SHENANDOAH
                 TELECOMMUNICATIONS COMPANY STOCK INCENTIVE PLAN
                                  (Proposal 2)

      The shareholders of the Company are asked to consider and vote on a proposal to approve the 2005 Shenandoah Telecommunications Company Stock Incentive Plan (the "2005 Plan") to comply with the shareholder approval requirements of the Marketplace Rules of the NASD and so that awards granted under the plan may qualify as "qualified performance-based compensation" under
Section 162(m) of the Internal Revenue Code and stock options granted under the plan may qualify as incentive stock options under the Internal Revenue Code. The 2005 Plan was unanimously adopted by the board of directors on February 21, 2005, subject to the approval of shareholders. The 2005 Plan permits the grant of options, stock appreciation rights ("SARs"), stock awards and performance shares.

      The Company currently has in effect the Stock Incentive Plan (the "1996 Plan") under which 480,000 shares may be issued upon the exercise of stock options and stock appreciation rights and the grant of restricted stock. The 1996 Plan was approved by the Company's shareholders on April 16, 1996. As of March 22, 2005, 56,737 shares remained available for grant under the 1996 Plan. The term of the 1996 Plan will expire in February 2006.

      The Board believes that the 2005 Plan will benefit the Company by (1) assisting in recruiting and retaining the services of individuals with high ability and initiative, (2) providing greater incentives for employees and other individuals who provide valuable services to the Company and its subsidiaries and (3) associating the interests of those persons with those of the Company and its shareholders.

      The following summary of the material provisions of the 2005 Plan is qualified in its entirety by reference to the 2005 Plan, a copy of which is attached to this proxy statement as Appendix A.

Administration

      The 2005 Plan will be administered by the Personnel Committee of the board of directors or another committee of the board appointed by the board (the "Committee"). However, awards to non-employee directors are subject to final approval by the board of directors. The Committee will have the authority to select the individuals who will participate in the 2005 Plan ("Participants") and to make awards upon such terms (not inconsistent with the terms of the 2005
Plan) as the Committee considers appropriate. The Committee will have complete authority to interpret the provisions of the 2005 Plan, to prescribe the forms of agreement evidencing awards and to make all determinations necessary or advisable for the administration of the 2005 Plan.

      The Committee may delegate its authority to administer the 2005 Plan to one or more officers of the Company to the extent permitted by law. The Committee may not delegate its authority to make awards, however, with respect to individuals who are subject to Section 16 of the Securities Exchange Act of 1934. This summary uses the term "Administrator" to refer to the Committee and any delegate of the Committee.

Share Authorization

      A maximum of 480,000 shares may be issued under the 2005 Plan. If an option, SAR, stock award or performance share award is terminated or forfeited, the number of shares subject to the termination or forfeiture shall be available for other awards under the Plan. The shares shall be authorized, but unissued shares.

      The share authorization, the terms of outstanding awards and the individual grant limitations will be proportionately adjusted as the Administrator determines is appropriate if the Company has a stock split, stock dividend, combination, undergoes a merger or reclassification of shares or similar change in its capitalization as determined by the Administrator.

Eligibility

      Any employee of the Company, any employee of any of its affiliates and any person who provides services to the Company or an affiliate (including members of the board of directors) are eligible to participate in the 2005 Plan. Because the granting of future awards under the 2005 Plan is within the discretion of the Administrator, the Company is not able to determine the nature or amounts of awards that may be made to individuals who may participate in the 2005 Plan. In 2004, under the 1996 Plan, approximately 190 individuals were granted options and related SARs for a total of 108,178 shares (including options and related SARs for 1,798 shares to Christopher E. French, for 1,067 shares to David K. MacDonald, for 1,089 shares to William L. Pirtle, and for 10,000 shares to Alan
R. Prusak, and 51,039 shares for all current executive officers as a group). Non-executive directors and nominees were not eligible for awards under the 1996 Plan. As of the date of this proxy statement, ten executive officers, eight non-employee directors and approximately 356 employees will be eligible to participate in the 2005 Plan.

Nature of Awards

      Options. Options granted under the 2005 Plan may be incentive stock options ("ISOs") or nonqualified stock options. A stock option entitles the holder to purchase shares of common stock from the Company at the option price. The option price will be fixed by the Administrator on the date the option is granted, but the price cannot be less than the fair market value of a share of common stock on the date of grant. Except for adjustments related to stock dividends, stock splits or similar events (as described below), the exercise price of an outstanding option may not be reduced without shareholder approval. The option will be exercisable at the times and subject to the conditions prescribed by the Administrator. The option price may be paid in cash or, if permitted by the terms of the option agreement, by the surrender of common stock. The option term will be set by the Administrator, but may not exceed ten years in the case of an ISO. The 2005 Plan provides that no Participant may be granted options in any calendar year and the four preceding calendar years for more than 75,000 shares.

      The fair market value of the common stock with respect to any grant date or other date of determination under the plan will be the closing price of a share of common stock reported on any stock market on the most recent trading date immediately preceding such grant date or other date of determination on which a closing price was reported. For these purposes, a stock market means the Nasdaq Stock Market, the OTC Bulletin Board and any established national or regional stock exchange on which the Company's common stock is listed or admitted to trading. The common stock is currently traded on the National Market System of the Nasdaq Stock Market. If the shares of common stock are listed or admitted to trading on more than one stock market, the fair market value of the shares will be the closing price of a share reported on the stock market that trades the largest volume of shares of common stock on the applicable trading date. If the common stock is not at the time listed or admitted to trading on a stock market, fair market value will be the mean between the lowest reported bid price and highest reported asked price of a share of common stock on the applicable trading date in the over-the-counter market, as such prices are reported in publication of general circulation selected by the board of directors and regularly reporting the market price of the common stock in such market. If the common stock is not listed or admitted to trading on any stock market or traded in the over-the-counter market, fair market value will be determined in good faith by the board of directors.

      SARs. The 2005 Plan also permits the grant of SARs. A stock appreciation right or SAR generally entitles the holder to receive a payment equal to the excess, if any, of the fair market value of the common stock on the date of exercise over the fair market value of the common stock on the date of grant. The amount payable upon the exercise of an SAR may be settled in cash, with shares of common stock or a combination of cash and common stock as the Administrator determines in its discretion. SARs may be exercised at such times and subject to such conditions as the Administrator may establish. The maximum term of a SAR will be prescribed by the Administrator, except that the maximum term of a SAR that is granted in conjunction with an ISO is ten years. SARs may be granted alone or in conjunction with an option (in which case the exercise of the option reduces the number of shares that remain subject to the SAR and vice versa). The 2005 Plan provides that no Participant may be granted SARs in any calendar year and the four preceding calendar years for more than 75,000 shares.

      Stock Awards. The 2005 Plan permits the grant of stock awards. A "stock award" is an award of common stock. Stock awards may be nontransferable or subject to forfeiture, or both, unless and until conditions prescribed by the Administrator are satisfied. The conditions may include, for example, a requirement that the Participant complete a stated period of service or that certain performance objectives be achieved. The objectives may be based on performance goals that are stated with reference to the performance criteria described below. The 2005 Plan provides that no Participant may receive stock awards in any calendar year and the four preceding calendar years for more than 75,000 shares.

      Performance Shares. The 2005 Plan permits the grant of performance shares. A "performance share" is an award, stated in terms of a specified number of shares of common stock, that is earned if conditions prescribed by the Administrator are satisfied. The conditions may include, for example, a requirement that the Participant complete a stated period of service or that certain performance objectives be achieved. The objectives may be based on performance goals that are stated with reference to the performance criteria described below. Performance shares that are earned may be settled in cash, by the issuance of a stock award or a combination of cash and a stock award. The 2005 Plan provides that no Participant may be granted performance shares in any calendar year and the four preceding calendar years for more than 75,000 shares of Common Stock.

Section 162(m) of the Internal Revenue Code

      The 2005 Plan contains provisions required for awards under the plan to qualify under the exception to Section 162(m) of the Internal Revenue Code for "qualified performance-based compensation" if the requirements of the exception are otherwise satisfied. Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. However, there is no limitation under the Internal Revenue Code on the deductibility of "qualified performance-based compensation." To satisfy this definition:

            o the compensation must be paid solely on account of the attainment of one or more preestablished, objective performance goals;

            o the performance goal under which compensation is paid must be established by a compensation committee composed solely of two or more directors who qualify as "outside directors" for purposes of the exception;

            o the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation in a separate vote before payment is made; and

            o the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were satisfied.

      In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if:

                  o the grant or award is made by the compensation committee;

                  o the plan under which the option is granted states the maximum number of shares with respect to which options may be granted to an employee during a specified period; and

                  o under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant.

      Under the Internal Revenue Code, a director is an "outside director" if the director is not a current employee of the corporation, is not a former employee who receives compensation for prior services (other than under a qualified retirement plan), has not been an officer of the corporation, and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from the corporation in any capacity other than as a director.

      In the case of compensation attributable to other types of awards under the 2005 Plan, the performance goal requirement is deemed satisfied if vesting of such awards is subject to achievement of performance objectives based on objective business criteria. The business criteria specified in the 2005 Plan include the following: fair market value of the common stock; net income; sales; revenue; revenue growth; bad debt; expenses; service measures (e.g., dropped calls, trouble reports or churn); return on equity; earnings per share; total earnings; earnings growth; and return on capital. Performance may be measured with respect to either the Company as a whole or one or more subsidiaries, operating units, divisions, departments or functions.

      The Committee is authorized to determine the specific performance goals that will apply and the manner in which such goals are calculated. The Committee may grant awards with vesting based upon criteria other than those specified above, but such awards would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m).

Transferability

      Awards under the 2005 Plan are nontransferable other than by will or the laws of descent and distribution.

Amendment and Termination

      The board of directors may terminate or suspend the 2005 Plan, in whole or in part, at any time. The board also may amend the 2005 Plan, but the amendment must be approved by shareholders if the amendment (1) increases the number of shares that may be issued under the 2005 Plan, (2) changes the class of individuals who may participate in the 2005 Plan or (3) modifies the 2005 Plan in any other way that would require shareholder approval under any rules of a stock exchange on which the common stock is listed.

      No awards may be granted under the 2005 Plan after February 21, 2015. Awards made before that date (or before the earlier termination of the 2005
Plan) will remain valid in accordance with their terms. No amendment of the 2005 Plan may adversely affect a Participant's rights without the Participant's consent.

Resales of Shares by Participants

      Shares of common stock issued pursuant to the 2005 Plan will be eligible for sale by the Participants in the public market without restriction under the Securities Act of 1933, except that any shares purchased by an "affiliate" of the Company (as that term is defined in Rule 144 under the Securities Act) generally will be subject to the resale limitations of Rule 144.

      A Participant that is an affiliate of the Company may sell in the public market the shares issued to such participant only in accordance with the limitations and conditions of Rule 144 other than the holding period condition. In general, Rule 144 provides that any such person (or persons whose shares are aggregated) is entitled to sell within any three-month period the number of shares that does not exceed the greater of (1) 1% of the then-outstanding shares of common stock and (2) the reported average weekly trading volume of the then-outstanding shares of common stock during the four calendar weeks immediately preceding the date on which a notice of sale is filed with the SEC. Sales under Rule 144 by affiliates also are subject to certain provisions relating to the manner and notice of sale and the availability of current public information about the Company.

Federal Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the Participant or for the Company. A Participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our shares received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the Participant holds the shares of shares for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

      For the exercise of an option to qualify for the foregoing tax treatment, the Participant generally must be an employee of the Company or an employee of a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

      If all of the foregoing requirements are met except the holding period requirement mentioned above, the Participant will recognize ordinary income upon the disposition of the shares in an amount generally equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the Participant recognizes ordinary income, subject to its compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the Participant or the Company. Upon exercising a non-qualified option, a Participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the Participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

      If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Stock Award. A Participant who is awarded a stock award will not recognize any taxable income for federal income tax purposes in the year of the stock award, provided that the shares of shares are subject to restrictions (that is, the stock award is nontransferable and subject to a substantial risk of forfeiture). However, the Participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the Participant does not make such a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the Participant and will be taxable in the year the restrictions lapse and dividends paid while the shares is subject to restrictions will be subject to withholding taxes. If the Company complies with applicable reporting requirements and with the restrictions of
Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Performance Shares. There are no immediate tax consequences of receiving an award of performance shares under the 2005 Plan. A Participant who is awarded performance shares will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such Participant at the end of the restriction period or, if later, the payment date. If the Company complies with applicable reporting requirements and with the restrictions of
Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2005 Plan, as long as such award complies with Section 409A of the Internal Revenue Code. Upon exercising a stock appreciation right, a Participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Vote Required

      For Virginia law purposes, the 2005 Plan will be approved if the number of votes cast in favor of approval of the 2005 Plan exceed the number of votes cast against approval of the 2005 Plan. Under the rules of the Nasdaq Stock Market, on which the Company's common stock is listed, this proposal must be approved by the holders of a majority of the votes cast.

      The board of directors unanimously recommends that the shareholders of the Company vote FOR approval of the 2005 Plan.

                              INDEPENDENT AUDITORS

      The audit committee of the board of directors has appointed KPMG LLP as the Company's independent auditors for the Company's fiscal year ending December 31, 2005.

      Representatives of KPMG LLP are expected to attend the annual meeting, and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

      KPMG LLP served as the Company's independent auditors for the Company's fiscal years ended December 31, 2003 and 2004. The following sets forth the aggregate fees billed by KPMG to the Company for those fiscal years.

                                              2003               2004
                                            --------           --------
Audit services .....................        $200,000           $440,000
Audit-related services .............          13,100             13,400
Tax services .......................          52,100             48,950
All other services .................              --                 --
                                            ---------------------------
         Total .....................        $265,200           $502,350
                                            ===========================

      In making its appointment of KPMG LLP as the Company's independent auditors for the Company's fiscal year ending December 31, 2005, the audit committee considered whether KPMG LLP's provision of non-audit services is compatible with maintaining KPMG LLP's independence.

Audit Fees

      Audit services include services performed by KPMG LLP to comply with generally accepted auditing standards related to the audit and review of the Company's financial statements. The audit fees shown above for the 2003 and 2004 fiscal years were incurred principally for services rendered in connection with the Company's consolidated and statutory audits, and in 2004 included KPMG LLP's audit of internal controls over financial reporting.

Audit-Related Fees

      Audit-related services include assurance and related services that are traditionally performed by independent auditors. The audit-related fees shown above for the 2003 and 2004 fiscal years were incurred in connection with audits of the Company's employee benefit plans.

Tax Fees

      Tax services include services performed by KPMG LLP's tax department, except those services related to the audit. The tax fees shown above for the 2003 and 2004 fiscal years were incurred in connection with the preparation of the Company's tax returns and corporate tax consultations.

All Other Fees

      There were no other services provided by KPMG LLP which would be classified as "all other fees" for the 2003 and 2004 fiscal years.

Pre-Approval of Audit and Permissible Non-Audit Services

      The audit committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The audit committee, acting as a whole, pre-approves all audit and permissible non-audit services provided by the independent auditor. For both types of pre-approval, the audit committee considers whether such services are consistent with the rules of the SEC on auditor independence.

                          Report of the Audit Committee

      The audit committee reviews the Company's financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2004 with the Company's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

      The committee discussed with the independent auditors the matters required to be discussed by the Nasdaq Stock Market, the Securities and Exchange Commission, Statement on Auditing Standards No. 61, Communication with Audit Committee, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications. In addition, the committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committees, and discussed with the independent auditors the auditor's independence from the Company and its management.

      In reliance on the review and discussions referred to above, the committee recommended to the board of directors, and the board of directors has approved, the inclusion of the audited financial statements in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                                             Respectfully submitted,

                                             THE AUDIT COMMITTEE


                                             Grover M. Holler, Jr., Chairman
                                             Douglas C. Arthur
                                             Dale S. Lam
                                             James E. Zerkel II

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. On April 2, 2004, Christopher E. French, David E. Ferguson, David K. MacDonald, Laurence F. Paxton, and William L. Pirtle, all of whom are executive officers, filed Form 4 reports to correct an inadvertent failure to timely report the grant of stock options on March 3, 2004. On April 29, 2004, Zane Neff, a director, filed a Form 4 report to correct an inadvertent failure to timely report the sale of 820 shares of common stock on April 22, 2004. Based solely upon a review of Section 16(a) reports furnished to the Company for 2004 or written representations that no other reports were required, the Company believes that, except for the above-mentioned reports, the foregoing reporting persons complied with all filing requirements for fiscal 2004.


              SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2006

      Under SEC rules, in order for shareholder proposals to be presented at the Company's annual meeting of shareholders in 2006, such proposals must be received by the Secretary of the Company at the Company's principal office in Edinburg, Virginia, no later than November 21, 2005. The submission by a shareholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

      In addition, the Company's bylaws require that notice of proposals by shareholders to be brought before any annual meeting generally must be delivered to the Company not less than 120 days before the meeting. The notice under the bylaws must include the following information: shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of the shareholder proposing such business; (c) the class, series and number of shares of the Company's stock that are beneficially owned by the shareholder proposing such business; and (d) any material interest of the shareholder in such business.

      The provisions in the Company's bylaws concerning notice of proposals by stockholders are not intended to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

                                  OTHER MATTERS

      The board of directors does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

                                         By Order of the Board of Directors,


                                         /s/ Laurence F. Paxton
                                         Laurence F. Paxton
                                         Secretary

Dated: April 4, 2005

                                   APPENDIX A

                   2005 SHENANDOAH TELECOMMUNICATIONS COMPANY
                              STOCK INCENTIVE PLAN

                                   ARTICLE I.

                                   DEFINITIONS

1.01. Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02. Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

1.03. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares, an Option or a SAR granted to such Participant.

1.04. Board means the Board of Directors of the Company.

1.05. Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06. Committee means the Personnel Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.

1.07. Common Stock means the common stock of the Company.

1.08. Company means Shenandoah Telecommunications Company.

1.09. Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.10. Fair Market Value means, on any given date, the closing price of a share of Stock of Common Stock reported on the Stock Exchange on the most recent trading date immediately preceding such date of determination on which a closing price was so reported. Notwithstanding the foregoing, in the event that the shares of Common Stock are listed or admitted to trading on more than one Stock Exchange, Fair Market Value means the closing price of a share of Common Stock reported on the Stock Exchange that trades the largest volume of shares of Common Stock on the applicable trading date. If the Common Stock is not at the time listed or admitted to trading on a Stock Exchange, Fair Market Value means the mean between the lowest reported bid price and highest reported asked price of a share of Common Stock on the applicable trading date in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Board and regularly reporting the market price of the Common Stock in such market. If the Common Stock is not listed or admitted to trading on any Stock Exchange or traded in the over-the-counter market, Fair market Value shall be determined by the Administrator using any reasonable method in good faith.

1.11. Initial Value means, with respect to a SAR, the Fair Market Value of one share of Common Stock on the date of grant.

1.12. Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.13. Participant means an employee of the Company or an Affiliate, a member of the Board, or an individual who provides services to the Company or an Affiliate and who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Award, an award of Performance Shares, an Option, a SAR, or a combination thereof.

1.14. Performance Criteria means performance goals established by the Administrator including but not limited to one or more of the following: net income, return on equity, earnings per share, total earnings, earnings growth, sales, revenue, revenue growth, return on capital, return on assets, bad debt, expenses, service measures (e.g., dropped calls, trouble reports or churn) or Fair Market Value in each case relating to the Company or, as applicable, an Affiliate or operating unit.

1.15. Performance Shares means an award that, in accordance with and subject to the terms of an Agreement, will entitle the Participant (or his estate or beneficiary in the event of the Participant's death), to receive cash or Common Stock or a combination thereof.

1.16. Plan means the 2005 Shenandoah Telecommunications Company Stock Incentive Plan.

1.17. SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.18. Stock Award means Common Stock awarded to a Participant under Article IX.

1.19. Stock Exchange means the NASDAQ Stock market, Inc, the OTC Bulletin Board and any established national or regional stock exchange on which the Common Stock is listed or admitted to trading.

1.20. Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                   ARTICLE II.

                                    PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Stock Awards, the grant of Performance Shares, the grant of SARs, and the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III.

                                 ADMINISTRATION

The Plan shall be administered by the Administrator; provided, however, that each award made to a member of the Board who is not also an employee of the Company or an Affiliate shall be subject to final approval by the Board. The Administrator shall have authority to grant Stock Awards, Performance Shares, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award or a Performance Share. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, the time at which a Stock Award may become transferable or nonforfeitable, or the time at which an award of Performance Shares may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award or Performance Share. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company, all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                                   ARTICLE IV.

                                   ELIGIBILITY

4.01. General. Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), a member of the Board or an individual who provides services to the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), is eligible to participate in this Plan. The Administrator will select the individuals who will participate in this Plan.

4.02. Grants. The Administrator will designate individuals to whom Stock Awards and Performance Shares are to be awarded and to whom Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. All Stock Awards, Performance Shares, Options and SARs granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company and its Affiliates) that are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds $100,000. The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

                                   ARTICLE V.

                              STOCK SUBJECT TO PLAN

5.01. Aggregate Limit. Upon the grant of Stock Awards and the settlement of Performance Shares, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options and SARs, the settlement of Performance Shares and the grant of Stock Awards under this Plan is 480,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article XI. If an option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the terminated portion of the Option may be reallocated to other Options, SARs, Performances Shares and Stock Awards to be granted under this Plan. If a SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the terminated portion of the SAR may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan. If a Stock Award is terminated, in whole or in part, the number of shares of Common Stock allocated to the terminated portion of the Stock Award may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan. If a Performance Share award is terminated, in whole or in part, the number of shares of Common Stock allocated to the terminated portion of the Performance Share award may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan.

5.02. Individual Limits. No Participant may be granted Options in any five calendar year period for more than 75,000 shares of Common Stock. No Participant may be granted SARs in any five calendar year period for more than 75,000 shares of Common Stock. No Participant may be granted Stock Awards or Performance Shares in any five calendar year for more than 75,000 shares of Common Stock. These limits on the number of shares of Common Stock that may be issued to an individual under this Plan shall be subject to adjustment as provided in Article XI.

                                  ARTICLE VI.

                                  OPTION PRICE

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted and provided further that the price per share shall not be less than 110% of such Fair Market Value in the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date such incentive stock option is granted. The exercise price per share of an outstanding Option may not be reduced except in accordance with Article XI.

                                  ARTICLE VII.

                          EXERCISE OF OPTIONS AND SARS

7.01. Maximum Option or SAR Period. The maximum period in which an option or SAR may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option or its Corresponding SAR shall be exercisable after the expiration of ten years from the date such Option or Corresponding SAR was granted. In the case of an incentive stock option or its Corresponding SAR that is granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option and Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an incentive stock option or Corresponding SAR may provide that it is exercisable for a period less than such maximum period.

7.02. Nontransferability. Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR must be transferred to the same person or persons. During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.03. Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option or SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

                                 ARTICLE VIII.

                               METHOD OF EXERCISE

8.01. Exercise. Subject to the provisions of Articles VII and XII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

8.02. Payment and Withholding. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the cash, cash equivalent and any shares surrendered must have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than the Option price for the number of shares the Option is being exercised. The Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

8.03. Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR. At the Administrator's discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share shall be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

8.04. Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his Option or SAR until the date of exercise of such Option or SAR.

                                  ARTICLE IX.

                                  STOCK AWARDS

9.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by the award.

9.02. Vesting. The Administrator, on the date of the award, may, but shall not be required to, prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term or if the Company, an Affiliate, an operating unit or the Participant fails to achieve stated objectives, including objectives stated with respect to Performance Criteria. If the vesting or transferability of a Stock Award is conditioned upon the achievement of objectives stated with respect to Performance Criteria, the Stock Award shall become vested, transferable or both only if the Committee determines that such objectives have been achieved.

9.03. Shareholder Rights. Prior to their forfeiture (in accordance with the terms of the Agreement and while the shares are forfeitable or nontransferable), a Participant will have all rights of a shareholder with respect to the Stock Award, including the right to receive dividends and vote the shares; provided, however, that while the shares are forfeitable or nontransferable (i)i a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Stock Award, (ii)ii the Company shall retain custody of the certificates evidencing the Stock Award, and (iii)iii the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares are nonforfeitable and transferable.

9.04. Employee Status. If the terms of a Stock Award provide that the Stock Award will become nonforfeitable, transferable or both only if the Participant completes a stated period of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

                                   ARTICLE X.

                            PERFORMANCE SHARE AWARDS

10.01. Award. In accordance with the provisions of Article IV, the Administrator will designate individual to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the award.

10.02. Earning the Award. The Administrator, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon satisfaction of criteria stated with respect to Performance Criteria or such other criteria as may be prescribed by the Administrator. With respect to Performance Shares that are earned based upon the achievement of objectives stated with respect to Performance Criteria, a payment will be made pursuant to such Performance Shares only to the extent that the Committee determines that such performance objectives have been achieved.

10.03. Payment. In accordance with the Agreement, the amount payable when an award of Performance Shares is earned may be settled in cash, a Stock Award or a combination of cash and a Stock Award. A fractional share shall not be deliverable when an award of Performance Share is earned, but a cash payment will be made in lieu thereof.

10.04. Shareholder Rights. No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the Performance Shares are earned and settled with a Stock Award. To the extent that an award of Performance Shares is earned and settled with a Stock Award, a Participant will have all the rights of a shareholder with respect to those shares.

10.05. Nontransferability. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive a payment thereunder other than by will or the laws of descent and distribution.

10.06. Employee Status. If the terms of a Performance Share award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

                                  ARTICLE XI.

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares (as set forth in Section 5.01 and 5.02) as to which Stock Awards may be granted and as to which Options, SARs and Performance Shares may be granted under this Plan shall be proportionately adjusted, and the terms of outstanding Stock Awards, Performance Shares, Options and SARs shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the

Company (i)i effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii)ii engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event (e.g. extraordinary cash dividend or other distribution) that, in the judgment of the Committee, necessitates such action. Any determination made under this Article XI by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Stock Awards, Performance Shares, Options or SARs.

The Committee may award Stock Awards, Performance Shares, Options or SARs in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who is or becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.01), the terms of such substituted Stock Awards, Performance Shares, Options or SARs shall be as the Committee, in its discretion, determines is appropriate.

                                  ARTICLE XII.

              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which Stock Awards are granted (including the settlement of Performance Shares) or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Awards or Performance Shares shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                 ARTICLE XIII.

                               GENERAL PROVISIONS

13.01. Effect on Employment. Neither the adoption of this Plan, its operation, nor any document describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

13.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03. Disposition of Stock. A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i)i within two years of the grant of an Option or (ii)ii within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

13.04. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or success of such provision of law.

13.05. Section 409A Compliance. To the extent that the Administrator determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of any provision of any Stock Award, Performance Share Award, SAR or Option granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. If an amendment to an Option granted in tandem with a SAR is required by reason of the previous sentence and unless the Administrator determines that such an amendment is not practical, the amendment shall be to treat the SAR as if had never been granted.

                                  ARTICLE XIV.

                                    AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if
(i)i the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii)ii the amendment changes the class of individuals eligible to become Participants, or (iii)iii the amendment must be approved by shareholders under the rules of a stock exchange on which the Common Stock is listed. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Stock Award, Incentive Award, Performance Share, Option or SAR outstanding at the time such amendment is made.

                                  ARTICLE XV.

                                DURATION OF PLAN

No Stock Awards, Options, SARs or Performance Shares may be granted under this Plan more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by shareholders as provided in Article XVI. Stock Awards, Performance Shares, Options and SARs granted before that date shall remain invalid in accordance with their terms.

                                  ARTICLE XVI.

                             EFFECTIVE DATE OF PLAN

Stock Awards, Options, SARs and Performance Shares may be granted under this Plan upon its adoption by the Board, provided that no Stock Award, Option, SAR or Performance Share will be effective unless this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting within twelve months of such adoption.

Shenandoah Telecommunications Company                                             PROXY
500 Shentel Way
Edinburg, VA  22824                                     This proxy is solicited on behalf of the Board of Directors
---------------------------------------------------

The undersigned hereby appoints Noel M. Borden, Christopher E. French, and Grover M. Holler, Jr., and each of them, as Proxies with full power of substitution, to vote all common stock of Shenandoah Telecommunications Company held of record by the undersigned as of March 22, 2005, at the Annual Meeting of Shareholders to be held on May 3, 2005, and at any and all adjournments and postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE DIRECTORS AND FOR THE APPROVAL OF THE 2005 SHENANDOAH TELECOMMUNICATIONS COMPANY STOCK INCENTIVE PLAN.

1.    Election of Directors [Vote for three]

      |_|   FOR ELECTION AS A DIRECTOR

               Douglas C. Arthur, Tracy Fitzsimmons, and William A. Truban, Jr.

      To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed above.

      |_|   Withhold authority to vote for all nominees listed above.

2.    Approval of 2005 Shenandoah Telecommunications Company Stock Incentive
      Plan

      |_|   FOR APPROVAL |_| AGAINST APPROVAL |_| ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR APPROVAL OF THE 2005 SHENANDOAH
TELECOMMUNICATIONS COMPANY STOCK INCENTIVE PLAN.

Please mark, sign exactly as name appears below, date, and return this proxy card promptly, using the enclosed envelope, whether or not you plan to attend the meeting.

--------------------------------------------------------------------------------

                                    When signing as attorney, executor,
                                    administrator, trustee, guardian, or agent, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated ____________________, 2005

                                    -------------------------------------------
                                    SIGNATURE

______I plan to attend the meeting

______Number of persons attending
                                    --------------------------------------------
                                    ADDITIONAL SIGNATURE (if held jointly)
______I cannot attend the meeting